UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2016 Annual General Meeting of Shareholders held on June 2, 2016 (the "Annual General Meeting"), shareholders of Ingersoll-Rand plc (the "Company") approved proposals to:
(1) amend the Company's Articles of Association to implement proxy access;
(2) amend the Company's Articles of Association to make certain administrative amendments in connection with the Companies Act 2014;
(3) amend the Company's Memorandum of Association to make certain administrative amendments in connection with the Companies Act 2014;
(4) amend the Company's Articles of Association to provide for a plurality voting standard in the event of a contested election; and
(5) amend the Company's Articles of Association to grant the board sole authority to determine its size.
A more complete description of these amendments are found in Proposals No. 7, 8A, 8B, 9A and 9B in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2016 (the “Proxy Statement”). The amended and restated Articles of Association and Memorandum of Association which are referred to collectively as the Company's "Constitution" are filed as Exhibit 3.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting, the Company’s shareholders:

(1)     elected all twelve of the Company’s nominees for director;

(2)     provided advisory approval of the compensation of the Company’s named executive officers;

(3)
approved the appointment of PricewaterhouseCoopers to serve as the Company’s independent auditors for the fiscal year ending December 31, 2016 and authorized the Audit Committee to set the auditors’ remuneration;

(4)	approved the renewal of the Directors’ existing authority to issue shares;

(5)	approved the renewal of the Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders;

(6)	approved the determination of the price range at which the Company can re-allot shares that it holds as treasury shares;

(7)	approved the amendment of the Company's Articles of Association to implement proxy access;

(8)	approved the amendment to the Company's Articles of Association to make certain administrative amendments in connection with the Companies Act 2014;

(9)	approved the amendment to the Company's Memorandum of Association to make certain administrative amendments in connection with the Companies Act 2014;

(10)	approved the amendment to the Company's Articles of Association to provide for a plurality standard in the event of a contested election; and

(11)	approved the amendment to the Company's Articles of Association to grant the board sole authority to determine its size.

Proposals 1(a)-(l). Election of twelve (12) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Ann C. Berzin	204,987,233	3,251,768	779,627	16,798,613
(b)	John Bruton	204,425,914	3,753,565	839,149	16,798,613
(c)	Elaine L. Chao	203,889,396	4,208,452	920,780	16,798,613
(d)	Jared L. Cohon	204,572,911	3,616,684	829,033	16,798,613
(e)	Gary D. Forsee	201,183,517	4,674,389	3,160,722	16,798,613
(f)	Constance J. Horner	203,103,170	5,125,680	789,778	16,798,613
(g)	Linda P. Hudson	204,092,059	4,056,873	869,696	16,798,613
(h)	Michael W. Lamach	201,511,704	5,894,576	1,612,348	16,798,613
(i)	Myles P. Lee	206,876,747	1,266,508	875,373	16,798,613
(j)	John P. Surma	206,680,311	1,442,172	896,145	16,798,613
(k)	Richard J. Swift	181,183,038	24,718,787	3,116,803	16,798,613
(l)	Tony L. White	203,124,965	5,087,414	806,249	16,798,613

Proposal 2. Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non Vote
195,959,924	11,829,306	1,229,398	16,798,613

Proposal 3. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2016 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
222,678,775	2,458,317	680,149	—

Proposal 4. Approval of the renewal of the Directors’ existing authority to issue shares:

For	Against	Abstain	Broker Non Vote
213,387,089	11,445,847	984,305	—

Proposal 5. Approval of the renewal of the Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders:

For	Against	Abstain	Broker Non Vote
217,467,368	6,648,073	1,701,800	—

Proposal 6. Determination of the price range at which the Company can re-allot the shares that it holds as treasury shares:

For	Against	Abstain	Broker Non Vote
218,395,033	6,063,352	1,358,856	—

Proposal 7. Approval of an amendment to the Company’s Articles of Association to implement proxy access:

For	Against	Abstain	Broker Non Vote
199,144,360	8,804,008	1,070,260	16,798,613

Proposal 8A. Approval of an amendment to the Company’s Articles of Association to make certain administrative amendments in connection with the Companies Act 2014:

For	Against	Abstain	Broker Non Vote
205,545,147	2,280,181	1,193,300	16,798,613

Proposal 8B. Approval of an amendment to the Company’s Memorandum of Association to make certain administrative amendments in connection with the Companies Act 2014:

For	Against	Abstain	Broker Non Vote
205,665,834	2,155,198	1,197,596	16,798,613

Proposal 9A. Approval of an amendment to the Company’s Articles of Association to provide for a plurality voting standard in the event of a contested election:

For	Against	Abstain	Broker Non Vote
204,707,491	3,378,267	932,870	16,798,613

Proposal 9B. Approval of an amendment to the Company’s Articles of Association to grant the board sole authority to determine its size:

For	Against	Abstain	Broker Non Vote
200,215,572	7,918,453	884,603	16,798,613

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Constitution of the Company, as amended and restated on June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC (Registrant)

Date:	June 7, 2016	/s/ Evan M. Turtz
Secretary

Exhibit Index

Exhibit No.	Description
3.1	Constitution of the Company, as amended and restated on June 2, 2016